NETHERLAND, SEWELL & ASSOCIATES, INC.
WORLDWIDE PETROLEUM CONSULTANTS
ENGINEERING • GEOLOGY • GEOPHYSICS • PETROPHYSICS
Chairman Emeritus
Clarence M. Netherland

Chairman & CEO
Frederic D. Sewell

President & COO
C.H. (Scott) Rees III
Executive Committee

G. Lance Binder - Dallas
Danny D. Simmons - Houston

P. Scott Frost - Dallas
Dan Paul Smith - Dallas
Joseph J. Spellman - Dallas
Thomas J. Tella II - Dallas

EXHIBIT 5.2
December 5, 2005

To:	United States Securities and Exchange Commission

RE:	Compton Petroleum Corporation, Compton Petroleum Finance Corporation, and subsidiaries – Registration Statement on Form F-10
We hereby consent to the use of and references to our name and to the use of extracts from our reports dated March 21, 2005, and April 12, 2004, evaluating the crude oil, natural gas, natural gas liquids, and sulphur reserves of Compton Petroleum Corporation as at December 31, 2004, and December 31, 2003, in the registration statement on Form F-10 dated December 5, 2005.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Frederic D. Sewell
Frederic D. Sewell
Chairman and Chief Executive Officer

Dallas, Texas

4500 Thanksgiving Tower • 1601 Elm Street • Dallas, Texas 75201-4754 • Ph. 214-969-5401 • Fax: 214-969-5411	nsai@nsai-petro.com
1221 Lamar Street, Suite 1200 • Houston, Texas 77010-3072 • Ph. 713-654-4950 • Fax: 713-654-4951	netherlandsewell.com